UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023
Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 8, 2023, the employment of Anshu Pasricha, General Counsel, Corporate Secretary & Chief Compliance Officer of Astec Industries, Inc. (the “Company”), terminated. Mr. Pasricha left employment with the Company for “Good Reason” within the meaning of the Severance Agreement, dated as of December 31, 2021, by and between the Company and Mr. Pasricha (the “Severance Agreement”), the form of which was previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by the Company on May 5, 2022, and the Company’s other compensation and benefits arrangements.

The Company and Mr. Pasricha have entered into a Separation Agreement and General Release, dated as of May 8, 2023 (the “Separation Agreement”), in connection with Mr. Pasricha’s departure. The Separation Agreement provides that, in consideration of Mr. Pasricha’s execution and non-revocation of a release of claims by Mr. Pasricha in favor of the Company, Mr. Pasricha will be entitled to the benefits and payments he is entitled to receive pursuant to the Severance Agreement due to a termination of his employment by Mr. Pasricha for Good Reason.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits

104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: May 12, 2023	By:	/s/ Jaco van der Merwe
Jaco van der Merwe
President and Chief Executive Officer